Item 770
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

Name of Security                Date of Purchase                Syndicate Members               Securities Purchased From
Lucent Technologies 144A,
7.75% Convertible Preferred    3/13/02                          Morgan Stanley                  Morgan Stanley
                                                                Salomon Smith Barney            Salomon Brothers
                                                                J.P. Morgan
                                                                Bear Stearns
                                                                Deutsche Bank
                                                                SG Cowen

Toys "R" Us Stock
 Preferred                       5/21/02                         Credit Suisse First Boston      Credit Suisse First Boston
                                Saloman Smith Barney
                                First Union Securities
                                Fleet Securities
                                Banc One Capital Markets
                                Mizuho International
                                BNY Capital Markets
                                SG Cowen Securities
                                Royal Bank of Scotland


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Affiliated broker is SG Cowen.  Securities were purchased in the offering at the public offering price.